UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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ModusLink Global Solutions, Inc.
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On October 18, 2011 ModusLink Global Solutions, Inc. sent the following FAQ to its stockholders:

ModusLink Tax Benefit Preservation Plan FAQ

October 18, 2011

This FAQ is meant as a summary and is not intended as a complete description of the ModusLink Tax Benefit Preservation Plan (“Plan”). Please refer to the related press release issued by the Company on October 18, 2011 and the full text of the Plan, available under “Tax Benefit Preservation Plan” in the “Investor Relations” section of ModusLink’s website located at www.moduslink.com.

1.	What is the Tax Benefit Preservation Plan?

The Plan was adopted by the Board of Directors of ModusLink to help preserve the value of its net operating losses and other deferred tax benefits and to allow all of ModusLink’s stockholders to realize the long-term value of their investment in ModusLink. As of October 18, 2011, ModusLink had cumulative net operating loss carryforwards of approximately $2.0 billion, which can be utilized in certain circumstances to offset future U.S. taxable income. The Company’s ability to use the tax benefits could be adversely affected if ModusLink experiences an “ownership change” as defined under Section 382 of the Internal Revenue Code (“Section 382”).

2.	When does an “ownership change” occur?

In general, an ownership change for purposes of Section 382 would occur if stockholders that own (or are deemed to own) at least 5 percent or more of ModusLink’s outstanding common stock increased their cumulative ownership in ModusLink by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period.

3.	If there is an “ownership change,” what is the risk to ModusLink’s tax benefits?

If ModusLink experiences an “ownership change,” ModusLink’s ability to use its tax benefits to offset certain taxable income in the future would be substantially limited.

4.	How does the Plan work?

The Plan is intended to act as a deterrent to any person acquiring shares of ModusLink’s securities equal to or exceeding 4.99% of the common stock outstanding without the approval of the Board of Directors. This would protect ModusLink’s tax benefits because changes in ownership by a person owning less than 4.99% of ModusLink’s common stock are not included in the calculation of “ownership change” for purposes of Section 382. The Plan preserves the value of the ModusLink’s tax benefits by putting in place a mechanism for the Board of Directors to closely monitor ownership changes.

5.	Have other companies adopted similar plans to protect tax benefits?

Yes, the tax benefit preservation plan ModusLink put in place is similar to plans adopted by many other companies that have valuable tax assets.

6.	Why are you doing this now?

The tax benefits represent a significant corporate asset that ModusLink believes may deliver substantial benefits to stockholders. The Board of Directors adopted the tax benefit preservation plan after considering, among other matters, the estimated value of the tax benefits, the potential for diminution upon an ownership change, and the risk of an ownership change occurring, including the recently disclosed accumulations of ModusLink stock, which could adversely affect these tax assets. ModusLink also took into account the input of institutional stockholders, who expressed concern over the risks to these tax assets.

7.	Has ModusLink experienced an ownership change under Section 382?

The provisions of Section 382 are complex, subject to interpretation, and are measured based on the fair market value of stock interests, which change frequently. ModusLink believes that no ownership change as defined in Section 382 has occurred as of the date of the Plan’s adoption by the Board of Directors.

8.	Is the Plan subject to stockholder approval?

Yes, ModusLink intends to submit the Plan to stockholders for approval at its upcoming annual meeting. The Plan is currently effective, but will automatically expire if it does not receive stockholder approval at the annual meeting.

9.	When will the rights expire or the Plan terminate?

The rights will expire on October 17, 2014. However, the rights will expire sooner if (i) the Board of Directors determines that the tax plan is no longer needed to preserve the tax benefits because of legislative changes, (ii) the Board of Directors determines that the tax benefits have been fully used or are no longer available under Section 382 or that an ownership change would not materially impair or limit the tax benefits or (iii) the stockholders do not approve the Plan when submitted for stockholder approval.

10.	What is the dividend of rights?

In connection with the Plan, the Board of Directors declared a dividend of one right for each outstanding share of ModusLink’s common stock, payable to holders of record on October 28, 2011. The rights are not initially exercisable. If the rights become exercisable, all holders of rights, other than the person or group triggering the rights, will be entitled to purchase ModusLink’s common stock at a 50% discount. Rights held by the person or group triggering the rights will become void and will not be exercisable.

11.	When do my rights first become exercisable?

The rights detach from the Common Stock and become exercisable if: (i) at the close of business on the tenth business day following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 4.99% or more of the Common Stock (each such person, an “Acquiring Person”) or (ii) at the close of business on the tenth business day (or such later date as may be determined by action of the Board prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of affiliated or associated persons of 4.99% or more of the Common Stock equal (the earlier of (i) and (ii) being called the “Distribution Date”). The Board of Directors may postpone the Distribution Date of the rights under certain circumstances.

12.	Will the Plan or the dividend of rights affect earnings per share?

No. The adoption of the Plan is not dilutive and will not affect reported earnings (loss) per share.

13.	Is more information available?

Further details about the Plan are contained in a Form 8-K filed with the Securities and Exchange Commission by ModusLink on October 18, 2011 and on the Investor Relations page of ModusLink’s website.

Forward-Looking Statements

This communication contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainty. These forward-looking statements include statements as to the potential benefits of the Company’s net operating loss carryforwards to the Company and its stockholders and the Company’s ability to realize value from such tax attributes. There can be no assurance that the Company will be able to utilize these tax attributes at any time in the future. Economic, business, market, regulatory, technology and other factors could cause our actual future results to differ materially from those expressed in our forward-looking statements. More information about these factors is contained in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on our website www.moduslink.com. We do not undertake to update our forward-looking statements except as required by law.

Important Additional Information

ModusLink, its directors and certain of its executive officers and employees are participants in a solicitation of proxies in connection with its 2011 annual meeting of stockholders. Important information concerning the identity and interests of these persons will be available in ModusLink’s proxy statement that will be filed on a Schedule 14A with the Securities and Exchange Commission (the “SEC”). Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with ModusLink’s 2011 Annual Meeting. This information can also be found in ModusLink’s proxy statement filed in connection with its 2010 Annual Meeting, filed with the SEC on October 26, 2010. To the extent holdings of ModusLink securities have changed since the amounts printed in the proxy statement for the 2010 Annual Meeting, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

ModusLink’s proxy statement, any other relevant documents and other materials filed with the SEC concerning ModusLink will be, when filed, available free of charge at http://www.sec.gov and http://www.ir.moduslink.com. Stockholders should carefully read the proxy statement and the accompanying WHITE proxy card when they become available before making any voting decision.

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